Exhibit 10.35.7

STANDSTILL AGREEMENT

     THIS AGREEMENT effective as provided herein by and between ENVIRONMENTAL REMEDIATION HOLDING CORPORATION ("ERHC"), a Colorado corporation, with offices at 1686 General Mouton Avenue, Lafayette, LA 70508 and the Investors or their permitted assigns whose names are included in Schedule A annexed hereto and made a part hereof (collectively the "Investors" or individually, the "Investor").

     WHEREAS, ERHC and the Investors executed a Securities Purchase Agreement dated September 26, 1998 under which ERHC issued its 20.0% convertible notes due October 26, 2000 (the "Notes), executed a warrant agreement ("WA") under which it granted "A" and "B" warrants to purchase ERHC's common stock with exercise dates on or before October 26, 2008 (the "Warrants") and agreed to file a Registration Statement with the Securities and Exchange Commission ("SEC") relative to the Notes and Warrants (the "SPA") ; and

     WHEREAS, ERHC has executed and its Board of Directors have approved a letter of intent dated April 8, 1999 with ERHC Investment Group, Inc. which requires certain consents from the Investors and amendments and modifications to the SPA, WA, the Notes and the Warrants, a copy of which letter of intent is annexed hereto and made a part hereof as Exhibit A (the "Letter of Intent"); and

     WHEREAS, the parties wish to confirm in writing their understanding and agreement regarding these matter.

     NOW THEREFORE in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Confidential Information. Investors' consent and amendments and modifications to the SPA, WA, Notes and Warrant as provided in the Letter of Intent are conditions precedent to the Initial Closing. This is due to the fact that the Notes and Warrants have certain adjustments which may render it impossible for ERHC to issue the requisite control interest required under the term of the Letter of Intent. The matters contained herein and in the Letter of Intent are confidential information not available to the public. These matters will only be made public with a filing by ERHC of a Form 8K within time required from the Initial Closing as defined in the Letter of Intent (the "Initial Closing"), the date on which an 8K event takes place. Accordingly, the Investors expressly agree not to disclose, use or trade on this information either directly or indirectly in any manner until such time as the Form 8K reporting this Letter of Intent is filed with the SEC.

2. Amendments and Modifications. The SPA provides that upon the vote of 66 2/3% of the Investors under such agreement, any of the terms and conditions of the SPA, WA, the Notes and the Warrants may be amended or modified, provided such amendment or modification is in writing and executed by not less than 66 2/3% of the Investors. In such event, the amendment and modification will be effective as to all of the Investors under such agreement. In the event that 66 2/3% of the Investors under the SPA execute this Agreement, and except as otherwise specifically provided for herein, from the date of the Initial Closing under the Letter of Intent, it is agreed that the following terms and conditions are amended and modified:

     A. The adjustment provisions to the terms of the Notes, Warrant or WA, if any, contained in the SPA are deleted.

     B.   The Notes are amended and modified as follows:

          1. The provision for payment of interest contained in paragraph 1(b) is amended to permit, in addition to the other methods of payment contained therein, for the payment of interest in the form of shares in common stock in an amount equal to the amount of interest due divided by the Conversion Price at the election of the Company.

          2. In addition to the amendment to paragraph 1(b), the following will be added to such paragraph: "Notwithstanding any other provision contained in this paragraph 1(b), interest is waived from the date of the Initial Closing and thereafter until October 15, 1999.

          3. The conversion formula in paragraph 4(c) of the Notes is deleted in its entirety and the following substituted in its place, "Subject to the Adjustments from time to time as provided in
               Section 4(d) below, the "Conversion Price" shall mean $0.25.

          4. The adjustments of Conversion Price in paragraph 4(d) of the Notes are deleted in their entirety and the text set forth in Exhibit B annexed hereto and made a part hereof substituted in its place:

C.   The Warrant Agreement is amended and modified as follows:

          1. The antidilution provisions in paragraph 11 of the Warrant Agreement is deleted in its entirety and the text set forth in Exhibit C substituted in its place.

D. In addition to the foregoing amendments and modifications, the Investors consent and agree to the following additional terms:

     1. From the date of the Initial Closing and thereafter until October 15, 1999 (i) not to convert all or any part of the Notes, (ii) not to declare a default or seek acceleration of any payments under the Notes, (iii) not to commence any collections actions or proceedings under the Notes, (iv) not to commence any foreclosure or bankruptcy actions under the Notes, and (v) not to declare any Event of Default or commence any arbitration action under the SPA, WA, Notes or Warrants.

     2. From the date of execution of this Agreement, to waive all rights under any adjustments, antidilution provisions or preemptive rights previously granted in the SPA, Notes, Warrants, or WA or provided by these amendments and modifications (i) relative to the transaction contemplated in the Letter of Intent or (ii) relative to any settlement with Procura Financial entered into by the Company upon commercially reasonable terms to complete the assignment of all rights, title and interest in Sao Tome in favor of the Company.

     3. Through the Initial Closing, to accept shares of Common Stock for all accrued and unpaid interest and penalties on the Notes as of the Initial Closing, which shares shall be delivered within ten (10) days of the Closing Date.

     4. From the date of execution of this Agreement and thereafter until October 15, 1999, to vote with the Company in the event that any third party, other than each of the other note and warrant holders listed as a Selling Shareholder in Amendment No. 3 to the Form S- 1 filed with the SEC, commences any bankruptcy or foreclosure action against the Company or any of its subsidiaries.

3. Effects of No Closing under the Letter of Intent. In the event that no Closing as defined in the Letter of Intent (the "Closing") occurs within ninety (90) days from the date of the Initial Closing, the amendments, modifications and consents in paragraph 2 above shall be null and void ab initio.

4. ERHC Representations and Warranties. ERHC represents and warrants that the amendments, modifications and consents set forth in paragraph 2 are substantially similar to the amendments, modifications and consents sought from each of the other convertible note and warrant holders listed as Selling Shareholders in the Amendment No. 3 to the Form S-1 filed with the SEC and differ only in those matters which are specific to any particular note or warrant transaction listed therein.

5. Effect upon Other Terms and Conditions. Notwithstanding the amendments and modifications contained herein, it is expressly agreed by the parties hereto that all other terms, conditions and provisions of the SPA, WA, Notes and Warrants remain in full force and effect.

6. Ratification. The Investors ratify the acts of and hold harmless the Board of Directors and Officers for all actions taken by them in compliance with the interpretations of any court of competent jurisdiction as to the application of the Business Judgment Rule from inception through the Initial Closing Date.

7. Intended Beneficiaries. ERHC and ERHC Investment Group Inc. are the intended beneficiaries of this Agreement. In the event of any breach, the parties and the intended beneficiaries of this Agreement shall have all remedies available at law or in equity including the right to seek injunctive relief.

8. Effective Date. This Agreement shall be effective and binding upon ERHC and the Investors set forth in Schedule A from the date ERHC receives signatures from not less than 66 2/3% of such Investors as to paragraph 2 and from the date of execution by each Investor as to such Investor as to the other provisions of this Agreement.

9. Binding Obligations. The obligations of the parties set forth herein shall be binding upon and inure to the benefit of each party's heirs, executors, administrators, beneficiaries, transferees, successors and assigns.

10. Governing Law, Jurisdiction and Venue. The governing law, jurisdiction and venue set forth in the SPA, Notes, Warrants and WA shall remain in full force and effect.

11. Counterparts. This Agreement may be executed in one or more counterpart, each of which when taken together shall represent one binding agreement. Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, each party set their hand and seal effective as provided herein.

                              ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
                              By: /s/ JAMES A. GRIFFIN
                                -------------------------
                                James A. Griffin, Secretary

                         INVESTOR:
Execution Date: April 23 1999            Talisman Capital Opportunity Fund, Ltd.
                                         By: /s/ BRIAN LADIN
                                           -----------------
                                         Signature and Title
                                         Print Name: Brian Ladin
                                         Print Title: Vice President
[Signature Page September 1998 Financing]

                                   SCHEDULE A




           TALISMAN CAPITAL OPPORTUNITY FUND L.P.

                                    EXHIBIT B

Adjustments of Conversion Price. The Conversion Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this Section .

     (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section (i) shall be effective at the close of business on the date the stock split or combination occurs.

     (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction;

          (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

     (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section (iii) with respect to the rights of the holders of the Note.

     (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections (i), (ii) and
(iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section (v)), then, and in each event, an appropriate revision to the Conversion Price shall by made and provisions shall be made (by adjustments of the Conversion Price of otherwise) so that the holder of this Note shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

     (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section (i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section (iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (v) with respect to the rights of the holders of this Note after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section (v) (including any adjustment in the applicable Conversion Ratio then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                                    EXHIBIT C

Antidilution Provision. The Exercise Price in effect from time to time shall be, subject to adjustment in accordance with the provisions of this Section .

     (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Exercise Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section (a) shall be effective at the close of business on the date the stock split or combination occurs.

     (b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Exercise Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Exercise Price then in effect by a fraction;

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

     (c) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date hereof, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section (c) with respect to the rights of the holders of the Warrant.

     (d) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Warrant at any time or from time to time after the date hereof shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections (a), (b) and
(c), or a reorganization, merger, consolidation, or sale of assets provided for in Section (e), then, and in each event, an appropriate revision to the Exercise Price shall by made and provisions shall be made (by adjustments of the Exercise Price of otherwise) so that the holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

     (e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the date hereof there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section (a), (b), and (c), or a reclassification, exchange or substitution of shares provided for in Section (d), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, an appropriate revision to the Exercise Price shall be made and provision shall be made (by adjustments of the Exercise Price or otherwise) so that the holder of this Warrant shall have the right thereafter to convert this Warrant into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale, to which a holder of Common Stock deliverable upon conversion of such shares would have been entitled upon such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (e) with respect to the rights of the holders of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section (e) (including any adjustment in the applicable conversion ratio then in effect and the number of shares of stock or other securities deliverable upon conversion of this Warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.